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                                                           EXHIBITS 5 AND 23 (B)

                                                               February 11, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: First Chicago Corporation
    Form S-4 Registration Statement

Ladies and Gentlemen:

  I am Executive Vice President, General Counsel and Secretary of First Chicago Corporation, a Delaware corporation ("First Chicago"), and, in such capacity, I am, or members of my staff subject to my supervision are, familiar with (i) the Restated Certificate of Incorporation and By-Laws of First Chicago, (ii) the Registration Statement on Form S-4 (the "Registration Statement") concurrently being filed with the Securities and Exchange Commission relating to the shares of First Chicago's Common Stock, $5.00 par value per share (the "First Chicago Common Stock"), and its preferred share purchase rights (the "Rights") which currently are attached to, and trade with, the Common Stock, to be issued in connection with the proposed merger of Lake Shore Bancorp., Inc. ("Lake Shore") into First Chicago, (iii) the form of Amended and Restated Agreement and Plan of Merger (the "Agreement") to be entered into by Lake Shore and First Chicago and (iv) such other documents, proceedings and matters as we deem necessary in order to render the opinion hereinafter expressed.

  On the basis of the foregoing, it is my opinion that, assuming the Agreement is executed by Lake Shore and First Chicago in the form presented to me, the shares of First Chicago Common Stock (and the Rights attached thereto) offered as set forth in the Registration Statement, when issued in accordance with their terms and the terms of the Agreement, will be legally issued, fully paid and non-assessable.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name whenever it appears in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                          Very truly yours,

                                          Sherman I. Goldberg